UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2012

NORTHEAST UTILITIES

(Exact name of registrant as specified in its charter)

Massachusetts	001-5324	04-2147929
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Federal Street, Building 111-4 Springfield, Massachusetts		01105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (860) 665-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2	Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant

On March 22, 2012, Northeast Utilities (“NU”) issued $300,000,000 aggregate principal amount of its Floating Rate Senior Notes, Series D, Due 2013 (the “Notes”) pursuant to an Underwriting Agreement dated March 19, 2012 among NU, and Barclays Capital Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein. The Notes are NU’s senior unsecured obligations and were issued under a Fourth Supplemental Indenture, dated as of March 15, 2012, between NU and The Bank of New York Mellon Trust Company, N.A., supplementing the Indenture between NU and The Bank of New York Mellon Trust Company, N.A. (as successor trustee), dated as of April 1, 2002. Interest on the Notes will accrue at the floating interest rate of LIBOR plus 0.75% and will be paid quarterly in arrears on March 20, June 20, September 20 and December 20 of each year, beginning on June 20, 2012, and at maturity. The Notes will mature on September 20, 2013, and will not be subject to redemption prior to maturity.

Section 9	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

1	Underwriting Agreement dated March 19, 2012 among Northeast Utilities and the Underwriters named therein.

4.1	Fourth Supplemental Indenture establishing the terms of the Notes, dated March 15, 2012, between Northeast Utilities and The Bank of New York Mellon Trust Company, N.A., as Trustee

4.2	Form of Floating Rate Senior Notes, Series D, Due 2013 (included as Exhibit A to the Supplemental Indenture filed herewith as Exhibit 4.1)

5	Legal opinion of Jeffrey C. Miller, Esq. relating to the validity of the Notes (includes consent)

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHEAST UTILITIES
(Registrant)

March 28, 2012	By:	/s/ DAVID R. MCHALE
David R. McHale
Executive Vice President and
Chief Financial Officer

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